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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42981 and 333-41539) pertaining to National Energy Group, Inc.'s Employee Stock Purchase Plan and 1996 Incentive Compensation Plan and 1996 Individual Compensation Arrangement, respectively, of our report dated April 16, 2001, with respect to the consolidated financial statements of National Energy Group, Inc. included in this annual Report (Form 10-K) for the year ended December 31, 2000.


                                                         /s/ ERNST & YOUNG LLP




    Dallas, Texas
    April 16, 2001